Exhibit 99(b)
Integra Bank CorporationRegional Balance Sheet Q1 2007 & Q2 2007Core IBNK In Thousands ($000)Chicago Region*(Excludes Chicago Region)Total Corporation%ChangeQ107 AvgQ207 AvgQ107 AvgQ207 AvgAnnualizedQ107 AvgQ207 AvgAssets:Commercial LoansN/A358,654 1,021,373 1,066,785 17.8%1,021,373 1,425,439 Consumer LoansN/A17,546 416,533 409,873 -6.4%416,533 427,419 Mortgage LoansN/A12,286 342,343 328,144 -16.6%342,343 340,430 Total LoansN/A388,486 1,780,249 1,804,801 5.5%1,780,249 2,193,287 Total AssetsN/A396,759 2,658,785 2,802,222 21.6%2,658,785 3,198,981 Liabilities: Noninterest-Bearing DepositsN/A31,226 248,959 252,844 6.2%248,959 284,070 Interest-Bearing DepositsN/A361,021 1,731,495 1,790,590 13.7%1,731,495 2,151,612 Total DepositsN/A392,247 1,980,454 2,043,435 12.7%1,980,454 2,435,682 Total LiabilitiesN/A392,846 2,422,451 2,494,071 11.8%2,422,451 2,886,917 *The balance sheet information for the Chicago region listed above represents the assets and liabilities acquired on April 9, 2007 as a result of the acquisition of Prairie Financial Corporation.

Actual YieldsJune 2007 Actual MonthForecast*Q1Q2Avg BalanceInc/ExpYield2nd half 2007 Assets:Total Loans7.25%7.52%2,228,31214,1097.62%7.69% Total Investments5.20%5.13%647,6752,7495.10%5.25%Total Other Earn Assets5.89%4.59%8,044375.51%5.46% Total Earning Assets6.76%7.01%2,884,03116,8957.10%7.13% Liabilities:Total Time Deposits4.56%4.74%1,262,0594,9574.78%4.77% Total Transaction2.12%2.32%906,4231,7502.35%2.37%Total Other Int Bear Liabs4.65%5.46%423,0131,9285.49%5.47% Total IB Liabilities3.68%4.02%2,591,4968,6354.05%4.06%Yield Spread3.07%2.99%292,5363.05%3.07% Net Interest Margin FTE3.48%3.40%8,2603.46%3.58% 1. Continued change in loan mix favoring higher yielding commercial loans. 2. Forecast yield on Retail CDs lower due to maturing higher yielding CDs in Q3. *The forecast information constitutes a forward looking statement. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inh